Exhibit 6.4

EMPLOYEES – 4 YEAR VESTING

GREENFIELD ROBOTICS CORPORATION

2021 EQUITY INCENTIVE PLAN

STOCK OPTION GRANT NOTICE AND AGREEMENT

GRANT NOTICE

Greenfield Robotics Corporation (the “ Company”), pursuant to its 2021 Equity Incentive Plan (the “Plan”), hereby grants to the Participant set forth below (the “Participant”), an Option (the “Option”) to purchase the number of shares of the Company’s Common Stock (referred to herein as “ Shares”) set forth below. This Option is subject to all of the terms and conditions as set forth herein and in the Stock Option Agreement attached hereto as Exhibit A (the “Stock Option Agreement”) and the Plan, each of which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan will have the same defined meanings in this Stock Option Grant Notice and the Stock Option Agreement.

Participant:		Steven Gentner
Grant Date:		07 / 10 / 2025
Vesting Commencement Date:		10 / 01 / 2024
Exercise Price per Share:		$ 0.20
Total Number of Shares Subject to Option:		80,000
Expiration Date:		Ten years from the Grant Date.
Type of Option:	☒ Incentive Stock Option		☐ Non-Qualified Stock Option

Vesting Schedule:

The Option will vest and become exercisable as to 1/12th of the original number of Shares subject to the Option (rounded down to the nearest whole Share) on the final day of each of the 12 one-month periods of the Participant’s service as a Service Provider thereafter and as to all remaining Shares on the first (1st) anniversary of the Vesting Commencement Date.

By his or her signature and the Company’s signature below (which may be in counterparts), the Participant agrees to be bound by the terms and conditions of the Plan, the Stock Option Agreement and this Grant Notice. The Participant has reviewed the Plan, the Stock Option Agreement and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Plan, the Stock Option Agreement and this Grant Notice. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator of the Plan upon any questions arising under the Plan or the Option.

GREENFIELD ROBOTICS CORPORATION:		THE PARTICIPANT:

By:	/s/ Nandan Kalle	/s/ Steven Gentner
Name:	Nandan Kalle	Steven Gentner
Title:	Chief Executive Officer